                        SCHEDULE 2.1 (to EXHIBIT 10.11)


                                                                 REVOLVING LOAN
                                LENDER                              COMMITMENT                         PRO RATA SHARE
                                ------                            -------------                        --------------
                      BT Commercial Corporation                    $25,000,000                              100%

                        SCHEDULE 4.1C (to EXHIBIT 10.11)

                                 CAPITALIZATION


Prior to Transaction:

Capitalization:

                                      JURISDICTION                         SHARES AUTHORIZED/
ENTITY                                ORGANIZATION                         OUTSTANDING
------                                ------------                         -----------
FWT, Inc.                             Texas                                Common $10.00 par value:

                                                                           1000 Authorized/
                                                                           372 Outstanding



Ownership:

NAME                                  NUMBER OF SHARES                     PERCENTAGE OF CLASS
----                                  ----------------                     -------------------
T.W. Moore                            93.93                                25.25%

Betty Moore                           93.93                                25.25%

Thomas F. Moore                       61.38                                16.5%

Carl R. Moore                         61.38                                16.5%

Roy J. Moore                          61.38                                16.5%

TOTAL                                 372                                  100%

Following the Transaction:

Capitalization:


                                      JURISDICTION                         SHARES AUTHORIZED/
ENTITY                                ORGANIZATION                         OUTSTANDING
------                                ------------                         -----------
FWT, Inc.                             Texas                                Common $10.00 par value:

                                                                           1000 Authorized/
                                                                           136.22 Outstanding

                 Ownership:


NAME                                  NUMBER OF SHARES                     PERCENTAGE OF CLASS
----                                  ----------------                     -------------------
FWT Acquisition, Inc.                 108.9135                             80.00004407%

Thomas F. Moore                       9.0761                               6.66665198%

Carl R. Moore                         9.0761                               6.66665198%

Roy J. Moore                          9.0761                               6.66665198%

TOTAL                                 136.1418                             100%

                        SCHEDULE 5.1 (to EXHIBIT 10.11)

                                  SUBSIDIARIES



None

                        SCHEDULE 5.5 (to EXHIBIT 10.11)

                              REAL PROPERTY ASSETS


FORT WORTH PLANT AND OFFICE (OWNED)

1901 East Loop 820 South
Fort Worth, Texas




KENNEDALE (OWNED)

5650 Interstate 20 East
Kennedale, Texas





DELTA STEEL (LEASED)

9217 South Freeway
Fort Worth, Texas

                        SCHEDULE 5.6 (to EXHIBIT 10.11)

                                   LITIGATION



None

                        SCHEDULE 5.12 (to EXHIBIT 10.11)

                                      FEES



None

                        SCHEDULE 5.13 (to EXHIBIT 10.11)


                            ENVIRONMENTAL PROTECTION


       The underground storage tanks which are or have been located on the Real Property are described or referred to in the Environmental Assessment Report prepared for Baker Capital Corporation prepared by Entrix, Inc., Dallas, Texas (Project No. 271201).

                        SCHEDULE 7.3 (to EXHIBIT 10.11)

                             EXISTING INVESTMENTS



None

                                                                       EXHIBIT C
                                                               (to Exhibit VI
                                                               to Exhibit 10.11)

                      [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

November 12, 1997

The Board of Directors and the Shareholders of FWT, Inc.
1901 East Loop 820 South
Ft. Worth, Texas 76112-7899

Banker's Trust NY Corporation
Swiss Bank Corporation, Stamford Branch
Smith Barney Funding Corporation
c/o Banker's Trust NY Corporation
130 Liberty Street
New York, NY 10005

BT Commercial Corporation
300 South Grand Avenue, Suite 4100
Los Angeles, CA 90071
Attention: Albert Sun

The Board of Directors
FWT Acquisition, Inc.
c/o Baker Communications Fund L.P.
575 Madison Avenue, 10th Floor
New York, NY 10022

Dear Ladies and Gentlemen:

We understand that FWT Acquisition, Inc. ("Newco" hereinafter), a company formed by an investment group led by Baker Communications Fund L.P. (the "Sponsor" hereinafter), is recapitalizing FWT, Inc. (the "Company" hereinafter) for approximately $145 million (U.S.) including the repayment in full of all outstanding indebtedness for borrowed money of the Company. Furthermore, we understand that Newco, the Company, and T.W. Moore, Betty Moore, Roy J. Moore, Thomas F. Moore and Carl R. Moore (the "Existing Shareholders" hereinafter) entered into a Stock Purchase and Redemption Agreement (collectively, the "Transaction Agreements"). The



         [HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS LETTERHEAD]

The Board of Directors and the Shareholders of FWT, Inc.
Banker's Trust NY Corporation
BT Commercial Corporation
The Board of Directors of FWT Acquisition, Inc.
November 12, 1997                                                            -2-


Transaction Agreements and related documents effect or contemplate two primary transactions. The first transaction includes: (i) the incurrence by the Company of $100.0 million senior secured indebtedness (the "Senior Credit Facility"),
(ii) the redemption by the Company from the Existing Shareholders of an aggregate 235.78 shares of the Company's common stock, par value $10.00 per share (the "Common Stock"), for aggregate consideration of approximately $77.9 million, (iii) the repayment of all the outstanding funded indebtedness of the Company in an aggregate amount of approximately $22.1 million, and (iv) the distribution of selected assets to certain Existing Shareholders (such transactions are collectively referred to as the "Recapitalization"). The second transaction contemplated by the Transaction Agreements includes the purchase by Newco of an aggregate of 108.98 shares of the Common Stock from Existing Shareholders for aggregate consideration of approximately $36.0 million (the "Stock Purchase" hereinafter). At closing, Newco will hold approximately 80.0% of the issued and outstanding shares of Common Stock, and Roy J. Moore, Thomas F. Moore and Carl R. Moore (collectively, the "Roll-over Shareholders") will hold in the aggregate approximately 20.0% of the issued and outstanding shares of the Common Stock. The Stock Purchase, together with the Recapitalization and other related transactions disclosed to Houlihan Lokey, are referred to collectively herein as the "Transaction." It is our understanding that a significant part of the financing for the Transaction will be obtained by the Company from one or more institutional lenders (the "Lenders").

You have requested our written opinion (the "Opinion") as to the matters set forth below. This Opinion values the Company as a going-concern (including goodwill), on a pro forma basis, immediately after and giving effect to the Transaction and the associated indebtedness. For purposes of this Opinion, "fair value" shall be defined as the amount at which the Company would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both; and "present fair saleable value" shall be defined as the amount that may be realized if the Company's aggregate assets are sold as an entirety with reasonable promptness in an arm's length transaction under present conditions for the sale of comparable aggregation of assets, as such conditions can be reasonably evaluated by Houlihan Lokey. These definitions do not contemplate a distressed sale or piecemeal disposition. We have used the same valuation methodologies in determining fair value and present fair saleable value for purposes of rendering this Opinion. The term "identified contingent liabilities" shall mean the stated amount of contingent liabilities identified to us and explained by responsible officers, employees and agents of the Company, upon whom we have relied upon without independent verification, including liabilities that may result from pending litigation, asserted claims and assessments, guaranties, environmental conditions, uninsured risks, and any other contingent liabilities identified and explained. Being "able to pay its debts as they become absolute and mature" shall mean that, assuming the Transaction has been consummated as proposed, the financial forecasts for the Company for the period 1997 to 2002 indicate positive cash flow for such period, including (and after giving effect to) the payment of installments due under loans made pursuant to the indebtedness incurred in the Transaction, as such installments are scheduled at the close of the Transaction. It is Houlihan Lokey's understanding, upon which it is relying, that the Company's Board of Directors

The Board of Directors and the Shareholders of FWT, Inc.
Banker's Trust NY Corporation
BT Commercial Corporation
The Board of Directors of FWT Acquisition, Inc.
November 12, 1997                                                          -3-


and the Lenders and any other recipient of the Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Houlihan Lokey's Opinion hereunder.

Notwithstanding the use of the defined terms "fair value" and "present fair saleable value," we have not been engaged to identify prospective purchasers or to ascertain the actual prices at which and terms on which the Company can currently be sold, and we know of no such efforts by others. Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, we express no opinion as to whether the Company would actually be sold for the amount we believe to be its fair value and present fair saleable value.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the Company's unaudited financial statements for fiscal years ended April 30, 1993 and April 30, 1994, the Company's audited financial statements for the fiscal years ended April 30, 1995 through April 30, 1997, and Company's unaudited interim financial statements for the period ended July 31, 1997;

     2. reviewed copies of relevant documents including, but not limited to, the following:
          o Preliminary Offering Memorandum, dated October 31, 1997, for the $100,000,000 Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes")
          o Master Agreement draft dated October 24, 1997 by and among FWT Acquisition, Inc., FWT, Inc., T.W. Moore, Betty Moore, Carl Moore, Thomas F. Moore, and Roy J. Moore
          o Memorandum of Understanding addressed to FWT, Inc. and its Stockholders dated September 26, 1997
          o Preliminary Draft of the Senior Secured Credit Agreement (the "Credit Agreement") among FWT, Inc., As Borrower, The Lenders, and Bankers Trust Company (November 2, 1997)
          o Preliminary Draft of the $25,000,000 Credit Agreement among FWT, Inc., The Lenders and BT Commercial Corporation ("Revolving Credit Facilities")

     3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and held conversations with representatives of the Company's independent accounting firm and counsel to discuss certain matters;

The Board of Directors and the Shareholders of FWT, Inc.
Banker's Trust NY Corporation
BT Commercial Corporation
The Board of Directors of FWT Acquisition, Inc.
November 12, 1997                                                           -4-


     4.   visited the production facilities and business offices of the Company;

     5. reviewed forecasts and projections prepared by the Sponsor with respect to the Company for the fiscal year ended April 30, 1998 through 2002;

     6. reviewed other publicly available financial data for the Company and certain companies that we deem comparable to the Company; and

     7. conducted such other studies, analyses and investigations as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material adverse change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. We have assumed that the Revolving Credit Facilities will be refinanced on or before maturity having material terms and conditions no less favorable taken as a whole, than those entered into the Credit Agreement, which assumptions are incorporated in the projections provided to us by the Sponsor.

Based upon the foregoing, and in reliance thereon, it is our opinion as of the date of this letter that, assuming the Transaction is consummated as proposed, immediately after and giving effect to the Transaction:

     (a) on a pro forma basis, the fair value and present fair saleable value of the Company's assets would exceed the aggregate of its respective stated liabilities and identified contingent liabilities by at least twenty million dollars;

     (b) the Company should be able to pay its debts as they become due, absolute, and mature in the usual course of its business as proposed following the consummation of the Transaction;

     (c) the Company will have sufficient capital to engage in its business, as management has indicated it is now conducted and is proposed to be conducted following the consummation of the Transaction; and

The Board of Directors and the Shareholders of FWT, Inc.
Banker's Trust NY Corporation
BT Commercial Corporation
The Board of Directors of FWT Acquisition, Inc.
November 12, 1997                                                           -5-


     (d) for purposes of determining that the amount paid by the Company to redeem shares of Common Stock from existing shareholders in the Transaction does not exceed the amount of the Company's surplus, as defined in the Texas Business Corporation Act, the fair value and present fair saleable value of the Company's total assets will exceed the total of the Company's stated liabilities and identified contingent liabilities by an amount greater than the stated value of its issued capital stock.


This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
/s/ HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.